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July 20, 1995                                                          EXHIBIT M


We, Robert H. and Barbara W. Beymer, promise to pay to the order of Jill B. Stevens the amount of $100,000.00 (One Hundred Thousand and 00/100) at the New York Prime rate of interest due and payable in one year from the date of the note.

                              /s/ Robert H. Beymer
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                              /s/ Barbara W. Beymer
                              -----------------------------------


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July 20, 1995


We, Robert H. and Barbara W. Beymer, promise to pay to the order of Bryan L. Beymer the amount of $100,000.00 (One Hundred Thousand and 00/100) at the New York Prime rate of interest due and payable in one year from the date of the note.

                              /s/ Robert H. Beymer
                              -----------------------------------


                              /s/ Barbara W. Beymer
                              -----------------------------------